Exhibit 99.1 News Release

Ashland reports that financial results for third quarter of fiscal 2019 will be below guidance; outlook for fiscal year 2019 reduced; sets date to report third quarter financial results

COVINGTON, KENTUCKY, July 17, 2019 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today updated its outlook for the third quarter and full year of fiscal 2019.

For the fiscal third quarter, lower-than-anticipated sales in personal care and certain industrial end markets within Specialty Ingredients led to weaker-than-expected results for Ashland. In this context, production volumes were reduced to match demand. Earnings from continuing operations are now expected to be in the range of $22 million to $24 million or $0.36 to $0.38 per diluted share on sales of approximately $641 million1. Adjusted earnings from continuing operations are now expected to be in the range of $0.76 to $0.78 per diluted share including an effective tax rate of approximately 6 percent. Net income is now expected to be in the range of $64 million to $68 million. Ashland’s Adjusted EBITDA is now expected to be in the range of $138 million to $142 million.

Outlook

Although Ashland is providing forward-looking guidance for adjusted EBITDA and adjusted diluted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure for the full fiscal year outlook. Such reconciliations have not been included because Ashland is unable, without unreasonable efforts, to estimate and quantify the most directly comparable U.S. GAAP components, largely because predicting future operating results is subject to many factors not in Ashland’s control and not readily predictable and that are not part of Ashland’s routine operating activities, including various domestic and international economic, political, legislative, regulatory and legal factors.

As a result of the weaker-than-expected market conditions globally, Ashland now expects fiscal year 2019 Adjusted EBITDA for Specialty Ingredients to be in the range of $560 million to $570 million.  We expect a more normalized growth environment to resume during the first half of fiscal year 2020. The fiscal-year 2019 Adjusted EBITDA outlooks for the Intermediates & Solvents and Unallocated & Other segments are reaffirmed.

The information in this news release is preliminary, based upon information available at the time of this news release, and actual results may differ.  Ashland plans to provide a further update on its third-quarter financial results and financial outlook on its upcoming Conference Call Webcast on July 31, 2019.

Conference Call Webcast

Ashland plans to issue its third-quarter earnings release at approximately 5 p.m. ET on July 30. At the same time, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com. The live webcast with investors, which will include an executive summary and detailed remarks, will take place at 10 a.m. ET on Wednesday, July 31, 2019.

Among those participating in the webcast presentation will be:

•	Bill Wulfsohn, chairman and chief executive officer;
•	Kevin Willis, senior vice president and chief financial officer; and
•	Seth Mrozek, Ashland’s director of investor relations.

The webcast will be accessible through the Investor Relations section of Ashland's website at http://investor.ashland.com, along with supporting materials. Following the live event, an archived version of the webcast and supporting materials will be available on the Ashland website for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 1 and 2 accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 2 accompanying this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, the statements under “Outlook,” and Ashland’s expectations regarding its anticipated earnings results for the fiscal third quarter.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment, Maleic Business and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Joy Brock
+1 (302) 594-5010	+1 (859) 815-3793
samrozek@ashland.com	jlbrock@ashland.com

Table 1

Ashland Global Holdings Inc. and Consolidated Subsidiaries
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	June 30, 2019
Adjusted EBITDA - Ashland Global Holdings Inc.	Low	High
Net income	$64	$68
Income tax expense (benefit)	(1)	(1)
Net interest and other expense (income)	21	21
Depreciation and amortization	62	62
EBITDA	146	150
Income from discontinued operations (net of taxes)	(43)	(43)
Operating key items (see Table 2)	35	35
Adjusted EBITDA	$138	$142

Table 2

Ashland Global Holdings Inc. and Consolidated Subsidiaries
RECONCILIATION OF NON-GAAP DATA - ADJUSTED INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS
(In millions except per share data - preliminary and unaudited)
		Three months ended
		June 30, 2019
		Low	High
	Income from continuing operations (as reported)	$22	$24
	Key items, before tax:
	Restructuring, separation and other costs (a)	12	12
	Tax indemnity expense (a)	6	6
	Environmental reserve adjustments (a)	15	15
	Unplanned plant shutdowns (a)	2	2
	Unrealized (gain) loss on securities	(6)	(6)
	Key items, before tax	29	29
	Tax effect of key items (b)	(5)	(5)
	Key items, after tax	24	24
	Tax specific key items:
	Uncertain tax positions	(6)	(6)
	Federal return to provision adjustment	6	6
	Foreign rate changes	1	1
	Tax specific key items ( c)	1	1
	Total key items	25	25
	Adjusted income from continuing operations (non-GAAP)	$47	$49

		Three months ended
		June 30, 2019
		Low	High
	Diluted EPS from continuing operations (as reported)	$0.36	$0.38
	Key items, before tax:
	Restructuring, separation and other costs (a)	0.20	0.20
	Tax indemnity expense (a)	0.09	0.09
	Environmental reserve adjustments (a)	0.24	0.24
	Unplanned plant shutdowns (a)	0.03	0.03
	Unrealized (gain) loss on securities	(0.09)	(0.09)
	Key items, before tax	0.47	0.47
	Tax effect of key items (b)	(0.08)	(0.08)
	Key items, after tax	0.39	0.39
	Tax specific key items:
	Uncertain tax positions	(0.09)	(0.09)
	Federal return to provision adjustment	0.09	0.09
	Foreign rate changes	0.01	0.01
	Tax specific key items ( c)	0.01	0.01
	Total key items	0.40	0.40
	Adjusted diluted EPS from continuing operations (non-GAAP)	$0.76	$0.78

(a)	Operating key items.
(b)	Represents the tax effect of the key items that are previously identified above.
(c)	Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.